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                                                                   Exhibit 10.22

                              CONSULTING AGREEMENT

     AGREEMENT (the "Agreement") is made and entered into as of this 1st day of July 2006 by and between Ecology Coating, Inc., a California corporation (the "Company"), and MDL Consulting Group, LLC, a Michigan limited liability company (the "Consultant"). This Agreement supersedes and terminates any other agreement the Company has or had with Consultant.

                                    RECITALS:

     WHEREAS, the Company desires to obtain Consultant's consulting services as set forth in this Agreement; and

     WHEREAS, Consultant desires to provide such services to the Company directly for a fee that will compensate Consultant for time spent for services rendered and costs advanced by Consultant as contemplated in this Agreement.

     NOW, THEREFORE, in consideration of the foregoing and of the mutual promises and conditions hereinafter set forth, the parties agree as follows:

     1. RETENTION OF CONSULTANT. The Company hereby engages and retains Consultant and Consultant hereby agrees to use Consultant's best efforts to render to the Company the consulting services for a period of commencing on the date of this Agreement and terminating on December 31, 2008.

     2. CONSULTANT'S SERVICES. Consultant's services under this Agreement shall consist of the following:

          2.1 Identification and assistance in evaluating future financings, potential alliances and business opportunities;

          2.2 Advise the Company regarding potential alliances and its long-term strategic plan; and

          2.3 Assist in identifying future financing as required and in reviewing and evaluating the advisability, price or structure of a proposed financing, or an acquisition or disposition of any of the Company's assets, upon the request of the Company.

     3. PAYMENT FOR SERVICES. The Company shall pay Consultant for the services rendered hereunder as follows:

          3.1 Fifty Thousand Dollars ($50,000) on July 1, 2006;

          3.2 Twenty-Five Thousand Dollars ($25,000) on December 1, 2006;

          3.3 Two Hundred Twenty-Five Thousand Dollars ($225,000) payable in eighteen (18) installments of Twelve Thousand Five Hundred dollars ($12,500) on the first day of each month commencing on February 2007;

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          3.4 Issue Consultant options exercisable to purchase one hundred fifty thousand (150,000) shares of Common Stock (each an "Option") under the 2007
Stock Option and Restricted Stock Plan that the Company plans to adopt in January 2007. The exercise price of the Options will be $2.00 per share. Each Option will be exercisable until June 30, 2016. One half of the Options will be exercisable on and after December 31, 2007 and one half on and after June 30, 2008. The form of the Options is attached as Exhibit A. The Options shall be deemed to have a value of $.001 each. The number of shares purchasable under the Options set forth in this Agreement is after taking into account a split of its Common Stock by the Company in January 2007;

          3.5 The Company will reimburse Consultant for all direct expenses incurred by Consultant in performing such services. Consultant shall obtain the approval of the Company prior to incurring any expenses. Consultant will tender requests for reimbursement to the Company and the Company will make the reimbursement to Consultant within ten (10) days after its receipt of written notification.

     4. CONSULTANT'S TIME COMMITMENT. Consultant shall devote such time as reasonably requested by the Company for consultation, advice and assistance on matters described in this Agreement and provide the same in such form as the Company requests. The Company agrees that Consultant shall not be prevented or barred from rendering services similar or dissimilar in nature for and on behalf of any person, firm or corporation other than the Company.

     5. INDEPENDENT CONTRACTOR. The relationship created under this Agreement is that of Consultant acting as an independent contractor. The parties acknowledge and agree that Consultant shall have no authority to, and shall not, bind the Company to any agreement or obligation with any third party. Consultant is not providing legal or accounting services or services as a broker/dealer.

     6. NONDISCLOSURE OF CONFIDENTIAL INFORMATION. Consultant shall maintain as secret and confidential all valuable information heretofore or hereafter acquired, developed or used by the Company relating to its business, operations, employees and customers that may give the Company a competitive advantage in its industry (all such information is hereinafter referred to as "Confidential Information"). The parties recognize that, by reason of Consultant's duties under this Agreement, Consultant may acquire Confidential Information. Consultant recognizes that all such Confidential Information is the property of the Company. During the term of Consultant's engagement by the Company, Consultant shall exercise all due and diligent precautions to protect the integrity of any or all of the Company's documents containing Confidential Information. In consideration of the Company entering into this Agreement, Consultant shall not, directly or indirectly, use, publish, disseminate or otherwise disclose any Confidential Information obtained during Consultant's engagement by the Company without the prior written consent of the Company. The parties agree that this Paragraph 6 shall survive the termination of this Agreement.

     7. COMMUNICATIONS WITH CONSULTANT. Consultant will not independently conduct a due diligence review of the Company and will, to a great extent, be relying upon information provided by the Company in rendering services under this Agreement.

     8. EXCULPATION OF LIABILITY AND INDEMNIFICATION. All decisions with respect to consultations or services rendered by Consultant for transactions negotiated for and presented to the


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Company by Consultant shall be those of the Company, and Consultant shall have no liability with respect to such decisions. In connection with the services Consultant renders under this Agreement, the Company indemnifies and holds Consultant harmless against any and all losses, claims, damages and liabilities and the expense, joint and several, to which Consultant may become subject and will reimburse Consultant for any legal and other expenses, including attorney's fees and disbursements incurred by Consultant in connection with investigating, preparing or defending any actions commenced or threatened or claim whatsoever, whether or not resulting in the liability, insofar as such are based upon the information the Company has supplied to Consultant under this Agreement. In connection with the services Consultant renders under this Agreement, Consultant indemnifies and holds the Company harmless against any and all losses, claims, damages and liabilities and the expense, joint and several, to which Company may become subject and will reimburse Company for any legal and other expenses, including attorney's fees and disbursements incurred by the Company in connection with investigating, preparing or defending any actions commenced or threatened or claim whatsoever, whether or not resulting in the liability, insofar as such losses, claims, damages and liabilities are based upon or in connection with the services Consultant has rendered under this Agreement.

     9. PIGGYBACK REGISTRATION. If at any time during the period the Options are outstanding the Company determines to file a registration statement with the Securities and Exchange Commission in the United States relating to an offering for its own account or the account of others under the Securities Act of 1933, as amended, of any of its equity securities, then the Company shall offer send to Consultant a written notice of such offering. If within fifteen (15) days after receipt of such notice, Consultant shall so request in writing, the Company will include in such registration statement any or all of the shares of Common Stock issuable on exercise of the Options that Consultant requested to be registered; provided, that the Company shall not be required to register any such shares of Common Stock that are eligible for resale pursuant to Rule 144(k) promulgated under the Securities Act.

     10. ENTIRE AGREEMENT. This Agreement contains the entire agreement and understanding between the parties hereto with respect to the subject matter contained herein. There are no representations or warranties other than as shall be set forth in this Agreement.

     11. WAIVER. No waiver or modification of this Agreement shall be valid unless in writing and signed by the parties to this Agreement.

     12. NOTICES. All notices, consents, requests, demands and offers required or permitted to be given under this Agreement will be in writing and will be considered properly given or made when personally delivered to the party entitled thereto, or when mailed by certified United States mail, postage prepaid, return receipt requested, addressed to the addresses appearing in this Agreement. A party may change his address by giving notice to the other party to this Agreement.

     13. COUNTERPARTS. This Agreement may be signed in any number of counterparts, each of which shall be an original, but all of which, taken together, shall constitute one agreement. It shall not be required that any single counterpart hereof be signed by the parties, so long as each party signs any counterpart of this Agreement.


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     14. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Michigan.

     15. ATTORNEYS' FEES. In case of any action or proceeding to compel compliance with, or for a breach of, any of the terms and conditions of this Agreement, the prevailing party shall be entitled to recover from the losing party all costs of such action or proceeding, including, but not limited to, reasonable attorneys' fees.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement to be effective as of the day and year first above written.

                                       ECOLOGY COATING, INC.,
                                       a California corporation


                                       By /s/ Richard D. Stromback
                                          --------------------------------------
                                          Richard D. Stromback
                                       Its President

                                       Address: 35980 Woodward Ave., Suite 200
                                                Bloomfield Hills, Michigan 48304


                                       MDL CONSULTING GROUP, LLC,
                                       a Michigan limited liability company


                                       By:
                                          --------------------------------------
                                       Its: Manager

                                       Address: 4460 Dow Ridge
                                                Orchard Lake, Michigan 48324


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